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                                                                       EXHIBIT 5


                               September 27, 1994


Stone Container Corporation
150 North Michigan Avenue
Chicago, Illinois 60601


     Re:  $500,000,000 Principal Amount of First Mortgage Notes
          and $200,000,000 Principal Amount of Senior Notes
          -------------------------------------------------


Ladies and Gentlemen:

          I refer to the Registration Statement on Form S-1 (the "Registration Statement") being filed by Stone Container Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $500,000,000 principal amount of the Company's First Mortgage Notes (the "First Mortgage Notes") and $200,000,000 principal amount of the Company's Senior Notes (the "Senior Notes")(the First Mortgage Notes and the Senior Notes being collectively referred to herein as the "Debt Securities"). The First Mortgage Notes are to be issued under an Indenture (the "First Mortgage Note Indenture") between the Company and Norwest Bank Minnesota, N.A. as trustee (the "First Mortgage Note Trustee"). The Senior Notes are to be issued under an Indenture (the "Senior
Note Indenture") between the Company and The Bank of New York, as trustee (the "Senior Note Trustee"). The First Mortgage Note Indenture and the Senior Note Indenture are collectively referred to as the "Indentures" and the First Mortgage Note Trustee and the Senior Note Trustee are collectively referred to as the "Trustees."

          I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Debt Securities and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, I am of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.


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          2.   The Company has corporate power and authority to execute and deliver the Indentures and to authorize and sell the Debt Securities.

          3. The Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) when
(i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and each Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the respective Trustee; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Debt Securities as contemplated by the Registration Statement and the Indentures; and (iii) the Debt Securities shall have been duly executed and authenticated as provided in the Indentures and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          My opinion expressed herein is limited to the general corporation law of the State of Delaware, the laws of the State of Illinois and the laws of the United States.

          I do not find it necessary for the purposes of this opinion to cover, and accordingly express no opinion as to, the application of the securities or blue sky laws of the various states in the United States to the sale of the Debt Securities.

          I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement.

                                        Very truly yours,



                                         /s/ Leslie T. Lederer
                                        -------------------------
                                        Leslie T. Lederer
                                        Vice President, Secretary
                                        and Counsel


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